Exhibit 10.3

General Contract	TRAVELERS CASUALTY AND SURETY COMPANY OF AMERICA
Of Indemnity (Form A)	Hartford, Connecticut 06183
We, the undersigned, hereinafter referred to, individually and/or collectively, as “Indemnitors,” hereby request, have requested and/or will request TRAVELERS CASUALTY AND SURETY COMPANY OF AMERICA, ST. PAUL FIRE AND MARINE INSURANCE COMPANY, any of their present or future direct or indirect parent companies, any of the respective present or future direct or indirect affiliates or subsidiaries of such companies and parent companies, and/or any of the aforementioned entities’ successors or assigns, hereinafter referred to, individually and/or collectively, as “Company,” to execute or procure bonds, undertakings, guarantees, and/or contractual obligations, including renewals and extensions thereof, whether before or after the date of this Agreement, and bonds and undertakings for which Company has obligations as a result of an asset purchase, acquisition, merger or like transaction, hereinafter referred to, individually and/or collectively, as “Bond(s).” As an inducement therefore we make the following representations of fact, promises and agreements:
REPRESENTATIONS OF FACT:
1.	In the transaction of business one, some or all of the Indemnitors are required, or may desire to give such Bond(s).

2.	Indemnitors have a substantial, material and beneficial interest (a) in the obtaining of Bond(s) by any of the Indemnitors and (b) in the transaction(s) for which any other Indemnitor has applied or will apply to Company for Bond(s) pursuant to this General Contract of Indemnity, hereinafter referred to as “Agreement.” It is understood that the purpose of this Agreement is to induce Company to furnish Bond(s); however, Company is under no obligation to furnish Bond(s) to Indemnitors.

3.	Indemnitors have the full power and authority to execute, deliver and perform this Agreement and to carry out the obligations stated herein. Indemnitors further acknowledge and agree that (a) the execution, delivery and performance of this Agreement by such Indemnitors, (b) the compliance with the terms and provisions hereof, and (c) the carrying out of the obligations contemplated herein, do not, and will not, conflict with and will not result in a breach or violation of any terms, conditions or provisions of the charter documents or bylaws of such Indemnitors, or any law, governmental rule or regulation, or any applicable order, writ, injunction, judgment or decree of any court or governmental authority against Indemnitors, or any other agreement binding upon Indemnitors, or constitute a default thereunder.
PROMISES AND AGREEMENTS: In consideration of the furnishing of any such Bond, the forbearance of cancellation of any existing Bond(s) by Company, the assumption of obligations by Company of any Bond, and for other valuable consideration, Indemnitors hereby jointly and severally promise and agree as follows:
1.	To pay all premiums for each Bond, as they fall due, until Company has been provided with competent legal evidence that the Bond has been duly discharged.

2.	To indemnify and exonerate Company from and against any and all loss, cost and expense of whatever kind which it may incur or sustain as a result of or in connection with the furnishing of Bond(s), the assumption of obligations by Company of Bond(s), and/or the enforcement of this Agreement, including unpaid premiums, interest, court costs and counsel fees, and any expense incurred or sustained by reason of making any investigation, hereinafter referred to as “Loss.” To this end Indemnitors promise:
(a)	To promptly reimburse Company for all sums paid on account of such Loss and it is agreed that (1) originals or photocopies of claim drafts, or of payment records, kept in the ordinary course of business, including computer printouts, verified by affidavit, shall be prima fade evidence of the fact and amount of such Loss, and (2) Company shall be entitled to reimbursement for any and all disbursements made by it, under the belief that it was liable, or that such disbursement was necessary or expedient.

(b)	To deposit with Company, on demand, the amount of any reserve against such Loss which Company is required, or deems it prudent to establish whether on account of an actual liability or one which is, or may be, asserted against it and whether or not any payment for such Loss has been made.
3.	This Agreement shall apply to any and all Bond(s) furnished as follows:
(a)	If Company executes the Bond(s), procures the execution of Bond(s) by other sureties, executes Bond(s) with co-sureties and/or obtains reinsurance;

(b)	For or on behalf of any or all of the following:
(1)	One, some or all of the Indemnitors;

(2)	Any joint venture or other form of common enterprise in which Indemnitors were members at the time the Bond(s) were furnished;

(3)	Any present or future affiliate and/or subsidiary of Indemnitors;

(4)	Any third party at the request of Indemnitors, their subsidiaries and/or affiliates.
4.	(a) The validity and effect of this Agreement shall not be impaired by, and Company shall incur no liability on account of, and Indemnitors need not be notified of:
(1)	Company’s failure or refusal to furnish Bond(s), including final Bond(s) where Company has furnished a bid Bond;

(2)	Company’s consent or failure to consent to changes in the terms and provisions of any Bond, or the obligation or performance secured by any Bond;

(3)	The taking, failing to take, or release of security, collateral, assignment, indemnity agreements and the like, as to any Bond;

(4)	The release by Company, on terms satisfactory to it, of any Indemnitors; or

(5)	Information which may come to the attention of Company which affects or might affect its rights and liabilities or those of any of the Indemnitors.
(b)	The validity and effect of this Agreement shall not be impaired by, and Company shall incur no liability on account of, the cancellation or termination of any Bond(s).
5.	Indemnitors shall have no rights of indemnity, contribution or right to seek collection of any other outstanding obligation against any other Indemnitors or their property until the obligations of the Indemnitors to Company under this Agreement have been satisfied in full.

6.	Company shall have the right, in its sole discretion, (a) to deem this Agreement breached should any Indemnitor become involved in any agreement or proceeding of liquidation, receivership, bankruptcy, insolvency or creditor assignment, whether voluntarily or involuntarily, or should any Indemnitor, if an individual, die, or be convicted of a felony, become a fugitive from justice, or for any reason disappear and cannot immediately be found by Company by use of usual methods, and (b) to adjust, settle, compromise or defend any claim, demand, suit or judgment upon any Bond(s).

7.	If Company has or obtains collateral or letters of credit, Company shall not have any obligation to release collateral or letters of credit or turn over the proceeds thereof until it shall have received a written release in form and substance satisfactory to Company with respect to each and every Bond. Any collateral or letters of credit provided to Company by any Indemnitor or any third party, or the proceeds thereof, may be applied to any Loss.

8.	Indemnitors also understand and agree that their obligations remain in full force and effect for any Bond(s) issued pursuant to this Agreement, notwithstanding that the entity on whose behalf Bond(s) were issued has been sold, dissolved or whose ownership has been otherwise altered in any way.

9.	This Agreement shall remain in full force and effect until terminated. Indemnitors may only terminate participation in this Agreement by providing written notice to Company of Indemnitors’ intent to terminate. Such notice shall be addressed to St. Paul Travelers Bond, Attention: Senior Vice President Commercial Surety, One Tower Square, Hartford, Connecticut 06183. Such notice of termination shall become effective thirty (30) days after Company’s receipt of the same. The obligations and liability of Indemnitors giving such notice shall thereafter be limited to Bond(s) furnished before the effective date of the notice, which liability shall include any Bond(s) which were originally issued prior to the effective date of notice and renewed or otherwise extended subsequent to the notice or effective date of termination.

10.	Indemnitors hereby expressly authorize Company to access credit records and to make such pertinent inquiries as may be necessary from third party sources for underwriting purposes, claim purposes and/or debt collection. To the extent required by law, Company will, upon request, provide notice whether or not a consumer report has been requested by Company, and if so, the name and address of the consumer reporting agency furnishing the report.

11.	In the event of a claim or notice of a potential claim, Company shall have the right, at all times, to free access to the books, records, and accounts of the Indemnitors for the purpose of examining the same.

12.	Company may furnish copies of any and all statements, agreements, financial statements and any information which it now has or may hereafter obtain concerning Indemnitors, to other persons or companies for the purpose of procuring co-suretyship or reinsurance.

13.	A duplicate or facsimile copy or electronic reproduction of the original document shall have the same force and effect as the original.

14.	This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

15.	If any provision or portion of this Agreement shall be unenforceable, this Agreement shall not be void, but shall be construed and enforced with the same effect as though such provision or portion were omitted.

16.	This Agreement is in addition to and not in lieu of any other agreements and obligations undertaken in favor of Company, whether now existing or entered into hereafter.

17.	The rights and remedies afforded to Company by the terms of this Agreement can only be impaired by a written rider to this Agreement signed by an authorized employee of the Company.

18.	Company’s failure to act to enforce any or all of its rights under this Agreement shall not be construed as a waiver of these rights.

19.	The date of this Agreement shall be the earliest date any Indemnitor executes this Agreement.

20.	Special Provisions:
(a)	This Agreement shall only apply to that certain Supersedeas Bond Number 105036869 and including any and all modifications, replacements, substitutions, supplements, or increases thereof (the “Bond”) posted under Federal Rule of Civil Procedure 62 and/ or Federal Rule of Appellate Procedure 8 in connection with post-trial motions and/or an appeal of the judgment entered in that certain case entitled, In re Apollo Group Securities Litigation (“the Case”), pending as Case

Nos. CV 04-2147-PHX-JAT (LEAD), CV 04-2204-PHX-JAT (Consolidated) and CV 04-2334-PHX-JAT (Consolidated) in the United States District Court for the District of Arizona (together with the courts having appellate jurisdiction thereof, the “Court”).

(b)	Notwithstanding any other provision of this Agreement, that certain Control Agreement of even date herewith (the “Control Agreement”), or that certain Collateralized Bond Surety Program Registered Pledge and Master Security Agreement of even date herewith (the “Security Agreement”):
     (1) Upon receipt of a notice of claim against the Bond and prior to making any payments under the Bond or drawing upon the collateral, Company shall, as soon as practicable, provide notice to Indemnitors and shall make a written demand upon Indemnitors to timely satisfy the claim or provide defenses thereto. In the event the Indemnitors do not timely satisfy a valid Bond obligation that the Company is obligated to pay, Company shall have the right, in its sole discretion, to adjust, settle, compromise or defend any such claim, demand, suit or judgment upon the Bond and use the collateral to satisfy the claim. In the event Indemnitors wish to either settle or pay the judgment using the collateral, Indemnitors shall provide notice in writing directing the Company to do so.
     (2) Company shall not have any obligation to release the collateral or turn over the proceeds thereof to the Indemnitors until it shall have received a Final Order of the Court discharging Company from any and all obligations arising under the Bond and releasing, discharging, or terminating the Bond without any further liability to the Company. Any collateral provided to Company by the Indemnitors may be applied to any Loss. “Final Order” as used in this Agreement means an order that is subject to appeal or a writ of certiorari and with respect to which the time to appeal or seek issuance of a writ of certiorari has expired.
     (3) Indemnitors shall not be obligated to deposit amounts to cover reserves under paragraph 2(b) above with respect to Loss that is fully secured by collateral and, in the event a reserve is set, any such reserve shall reflect the amount of collateral on deposit at the time Company establishes such reserve or on deposit at the time of any subsequent reserve adjustments. Any amounts deposited pursuant to such paragraph 2(b) above shall constitute additional collateral.
     (4) The collateral pledged under the Control Agreement and the Security Agreement shall only secure Loss under this Agreement, at law or in equity and obligations and liabilities created under the Control Agreement and the Security Agreement, including but not limited to the reimbursement of expenses described in Section 13 of the Security Agreement.
     (5) If the Company becomes legally obligated to pay on the Bond or it appears to the Company that its obligation to pay on the Bond may come due within ten (10) business days, and it further appears to the Company at the time of either such event that any portion of the collateral then held by the Company will not timely mature and/or become liquid by the time the Company is obligated to make payment on the Bond, Company shall so notify Indemnitors in writing, who shall within five (5) business days after receipt of such notice provide substitute collateral that is payable on demand or will mature by the time such payment on the Bond is due. If the amount of collateral on deposit is insufficient to pay the Company’s obligation on the Bond when it becomes due, then Indemnitor shall either forthwith pay the difference or provide additional collateral equal to the shortfall. Such payment will be made by wire transfer or otherwise in immediately available funds to the bank account specified in the notice provided to the Indemnitors by Company. The Indemnitors waive, to the fullest extent permitted by applicable law, each and every right which they may have to contest any such payment that is due and that the Company is legally obligated to make. Failure to make payment to Company as herein provided shall cause the Indemnitors to be additionally liable for any and all costs and expenses, including attorney’s fees, incurred by Company in enforcing this Agreement, together with interest on unpaid amounts due Company. Interest shall accrue, commencing the date Company pays the amount of the Demand, at 130% of the prime rate of interest in effect on December 31 of the previous calendar year as published in the Wall Street Journal. Indemnitors stipulate and agree that the Company will suffer immediate irreparable harm and will have no adequate remedy at law should Indemnitors fail to perform this obligation, and therefore Company shall be entitled to specific performance of this obligation.
WE HAVE READ THIS CONTRACT OF INDEMNITY CAREFULLY. THERE ARE NO SEPARATE AGREEMENTS OR UNDERSTANDINGS WHICH IN ANY WAY LESSEN OUR OBLIGATIONS AS ABOVE SET FORTH. IN TESTIMONY HEREOF, WE THE INDEMNITORS HAVE SET OUR HANDS AND FIXED OUR SEALS AS SET FORTH BELOW.
If Indemnitor is an Individual, sign below:

Instructions: Signatures of individual Indemnitors must be witnessed. Indemnitors must include their Social Security Number. All signatures must be dated with names printed or typed on the line provided.

(Witness Signature)	(Date)	(Witness	Signature)	(Date)
Print of Type Name:		Print of Type Name:

SS#:

If Indemnitor a Corporation, Limited Liability Company or Partnership, sign below:

Instructions: If the entity is: 1) a corporation the secretary and an authorized officer should sign on behalf of the corporation, 2) a limited liability company the manager(s) or member(s) should sign on behalf of the LLC, or 3) a partnership the partner(s) should sign on behalf of the partnership. Two signatures are required for all entities and all signatures must be notarized and dated. Please provide the entity’s federal tax identification number on the line provided.
Each of the undersigned hereby affirms to Company as follows: I am a duly authorized official of the business entity Indemnitor on whose behalf I am executing this Agreement. In such capacity I am familiar with all of the documents which set forth and establish the rights which govern the affairs, power and authority of such business entity including, to the extent applicable, the certificate or articles of incorporation, bylaws, corporate resolutions and/or partnership, operating or limited liability agreements of such business entity. Having reviewed all such applicable documents and instruments and such other facts as deemed appropriate, I hereby affirm that such entity has the power and authority to enter into this Agreement and that the individuals executing this Agreement on behalf of such entity are duly authorized to do so.

Apollo Group, Inc.		(Seal)

(Indemnitor Name)	(First Signature)

86-0419443	/s/ Brian E. Mueller	2-14-08

(Federal Tax ID)	Brian E. Mueller, President	(Date)

(Seal)

(Second Signature)

	/s/ P. Robert Moya	2-14-08

	P. Robert Moya, Senior Vice President and Secretary	(Date)

ACKNOWLEDGEMENT
STATE OF ARIZONA	County of Maricopa
On this 14 day of February, 2008, before me personally appeared Brian E. Mueller, known or proven to me to be the President of the entity executing the foregoing instrument (“Entity”) and P. Robert Moya, known or proven to me to be the SVP and Secretary of the Entity, and they acknowledged said instrument to be the free and voluntary act and deed of said Entity, for the uses and purposes therein mentioned and on oath stated that the seal affixed is the seal of said Entity and that it was affixed and that they executed said instrument by authority of the Entity. IN WITNESS WHEREOF, I have hereunto set my hand and affixed my OFFICIAL SEAL the day and year first above written.

/s/ Catherine S. Davis
Notary Public residing at Phoenix AZ
(Commission Expires 10/05/09 )